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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-45913) of the following: our report dated May 21, 1997, except as to Notes 16 and 17 which are as of June 19, 1997, appearing on page F-1 of Metal Management, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1997 and also appearing on page F-1 of Metal Management, Inc.'s Proxy Statement dated November 20, 1997; our report dated March 14, 1997, except as to Note 10 which is as of May 1, 1997, relating to the financial statements of Reserve Iron and Metal Limited Partnership, appearing in Metal Management, Inc.'s Current Report on Form 8-K dated May 2, 1997 and filed May 15, 1997; and, our report dated April 17, 1997 relating to the financial statements of Proler Southwest, Inc. and Proler Steelworks L.L.C. appearing on page F-52 of Metal Management, Inc.'s Proxy Statement dated November 20, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

Chicago, Illinois
March 9, 1998